UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 August 30, 2005
                Date of Report (Date of earliest event reported)


                             TARPON INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


         Michigan                     001-32428                30-0030900
(State or other jurisdiction   (Commission File Number)      (IRS Employer
  of incorporation)                                      Identification Number)



                                2420 Wills Street
                           Marysville, Michigan 48040
               (Address of principal executive offices) (Zip Code)

                                 (810) 364-7421
               Registrant's telephone number, including area code

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On August 30, 2005, we, through our wholly-owned subsidiary MTM Acquisition Company ("MTM Acquisition"), entered into a definitive Asset Purchase Agreement with Midwest Tube Mills, Inc. ("Midwest"), a manufacturer and distributor of structural and mechanical steel tubing and engineered steel storage rack systems and certain stockholders of Midwest, for the acquisition of substantially all of Midwest's assets and business (the "Transaction"). The purchase price (the "Purchase Price") to be paid for Midwest's assets and business is $27.5 million (consisting of $25 million in cash and a $2.5 million subordinated promissory note (the "Note")) plus the assumption of certain liabilities. The Purchase Price is subject to adjustment, as provided for in the Asset Purchase Agreement, for any increase or decrease in working capital as of the closing date, as compared with average working capital for the twelve months ended April 30, 2005. The Note provides for ten (10) semi-annual payments of principal in the amount of $250,000 each, plus accrued interest therein. Interest shall accrue on the unpaid principal balance at the rate of 9 1/4% per year. We will guarantee MTM Acquisition's obligations under the Note.

     The Asset Purchase Agreement contains representations and warranties of the parties, as well as conditions to closing. Among other conditions is the receipt of audited financial statements for the three years ended December 31, 2004. The Transaction is expected to close during the fourth quarter of 2005. However, there can be no assurance that a closing will occur.

     In addition, MTM Acquisition agreed to enter into a lease (the "Lease") with Bar Properties, LLC, an affiliate of Midwest for the lease of Midwest's headquarters and manufacturing facility located in Madison, Indiana. The Lease provides for an initial term of five (5) years and two (2) separate renewal terms of five (5) years each. The initial rent under the terms of the Lease will be $50,000 per month during the initial term, escalating to $60,000 per month during the first renewal term and $70,000 per month during the second renewal term. The Lease is a "triple net" lease and requires MTM Acquisition to pay all taxes, maintenance, repairs and other charges associated with the use and occupancy of the premises.

Item 9.01 Financial Statements and Exhibits

Exhibits

     Exhibit 2 Asset Purchase Agreement dated as of August 30, 2005, by and among Midwest Tube Mills, Inc., Richard L. Russell, individually and as Trustee of the Richard L. Russell 2004 Annuity Trust, and MTM Acquisition Company and the Exhibits annexed thereto. (Schedules Omitted. Copies of same shall be furnished to the Commission upon request).

Exhibit 99.1 Press Release, Dated August 31, 2005 issued by Tarpon Industries, Inc. announcing the Transaction

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 6, 2005

                                     TARPON INDUSTRIES, INC.


                                     By:  /s/ James T. House
                                     -----------------------------------------
                                     James T. House, Chief Financial Officer